UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 1, 2019
Date of Report (Date of earliest event reported)

COMMVAULT SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-33026	22-3447504
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Commvault Way
Tinton Falls, New Jersey
07724
(Address of principal executive offices)
(Zip Code)
(732) 870-4000
(Registrant's telephone number, including area code)

N/A _________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐Written communications pursuant to Rule 425 under the Securities Act
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock	CVLT	The NASDAQ Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Merger
On October 1, 2019, pursuant to the Agreement and Plan of Merger dated as of September 3, 2019 (the “Merger Agreement”), by and among Commvault Systems, Inc. (“Commvault”), Chennai Merger Sub, Inc., a wholly-owned subsidiary of Commvault (the “Merger Sub”), Hedvig, Inc. (“Hedvig”), Fortis Advisors LLC, and Avinash Lakshman, Srinivas Lakshman and Suresh Rajagopalan, solely for purposes of Section 10.5 of the Merger Agreement, Merger Sub merged with and into Hedvig (the “Merger”), with Hedvig continuing as the surviving corporation and a wholly-owned subsidiary of Commvault. Total consideration related to this transaction, subject to customary transaction adjustments, was approximately $225 million, which includes the purchase price and ongoing employee retention in the form of cash and stock-based compensation.
The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed with the Securities and Exchange Commission on September 4, 2019 as Exhibit 2.1 to Commvault’s Current Report on Form 8-K, and which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(a) - (b)
As a result of acquiring Hedvig, and based on the criteria in Rule 3-05 of Regulation S-X, Commvault would ordinarily be required to file certain historical audited financial statements for Hedvig and corresponding pro forma financial information pursuant to Rule 11-01 of Regulation S-X. However, because Commvault believed that Hedvigs’s financial statements would not be material to Commvault’s shareholders and would be of limited value to investors, Commvault requested relief from the SEC from the requirement to provide historical audited financial statements of Hedvig otherwise required by Rule 3-05 of Regulation S-X and the corresponding pro forma financial statements set forth Rule 11-01 of Regulation S-X. In response to the waiver request, the SEC advised Commvault that it could file an audited statement of assets acquired and liabilities assumed prepared on the basis of the allocation of Commvault’s purchase price as of the acquisition date (the “Audited Statement”) in lieu of the full financial statements of Hedvig and any pro forma financial statements. Commvault will file the Audited Statement no later than 71 calendar days after the date this Current Report is required to be filed.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: October 4, 2019
COMMVAULT SYSTEMS, INC.
By: /s/ WARREN H. MONDSCHEIN
Name: Warren H. Mondschein
Title: VP, General Counsel and Secretary